Exhibit 99.1

Contact: Lisa Aston Investor Relations 210.308.1222 laston@usfunds.com

For Immediate Release

U.S. Global Investors Reports Financial Results for the Third Quarter of 2016 Fiscal Year
Company Streamlining Costs and Repositioning for Growth, Continuing Dividends and Share Repurchase Program
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SAN ANTONIO–May 12, 2016–U.S. Global Investors, Inc. (NASDAQ: GROW), a boutique registered investment advisory firm with longstanding experience in global markets and specialized sectors, today reported a net loss of $350,000, or ($0.02) per share, on operating revenues of $1.3 million for the quarter ended March 31, 2016. This was an improvement over the same quarter of the previous year, which had a net loss of $1.0 million, or ($0.07) per share, on operating revenues of $1.4 million. The 65 percent decrease in net loss is mainly due to a decrease in expenses.
In the prior quarter, the shareholders of the U.S. Global Investors Funds held a special meeting and approved the election of new trustees for the funds. This action, which the company endorsed, resulted in the funds becoming part of the family of funds that receive administrative, fund accounting, and/or transfer agency services from Atlantic Fund Services. The primary reason behind this initiative was to streamline costs to positively impact both the fund shareholders and GROW shareholders.
“This partnership with Atlantic is a win-win for fund shareholders and GROW shareholders, as it eliminates many expensive administrative and operational duties for the company and allows our streamlined team of highly skilled professionals to focus on improving mutual fund performance and building our growth strategy,” says Frank Holmes, CEO of U.S. Global Investors, Inc.

As a result of this change, U.S. Global Investors has dramatically reduced expenses by 27 percent compared to this quarter last year. The cost savings is due in part to the closure of the company’s limited-purpose broker-dealer subsidiary. The company is no longer responsible for paying certain distribution-related expenses for the U.S. Global Investors equity mutual funds, and will be reimbursed for other distribution expenses from the new distributor for the funds. In addition, the company has significantly fewer employees than the same time period a year ago.
The transition has had a positive impact on U.S. Global Investors’ net income and resulted in a more simplified income statement. Furthermore, this partnership has allowed the company to concentrate on its core competencies of money management and marketing/sales activities.

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May 12, 2016
Average assets under management, including U.S. Global Investors mutual funds, exchange traded fund (ETF), Galileo clients and offshore clients, were $709 million for the quarter ended March 31, 2016, compared to an average of $818 million for the same quarter a year ago. Total assets under management were $773 million as of March 31, 2016, versus $785 million at March 31, 2015. The decline in assets was predominately in the natural resources and emerging markets funds and was partially offset by the addition of assets in the company’s first ETF, the U.S. Global Jets ETF (JETS).
The U.S. Global Jets ETF recently celebrated its 12 month anniversary.  During the first year of trading, the ETF surpassed $60 million in assets and had $54 million in assets as of May 5, 2016. The ETF has remained extremely liquid demonstrated by the daily average trading volume exceeding 54,000 shares over the past year, along with additional liquidity provided by both available call and put options. JETS was nominated for best ETF ticker of the year by ETF.com.
Growth Strategy to Build Innovative and Dynamic ETF Product Line
The company intends to expand its ETF product line in 2016. “U.S. Global is an innovative investment manager with a longstanding history. We will build upon our expertise as active managers in the resource and emerging markets sectors to create robust, rules-based smart-beta ETFs that leverage our knowledge and understanding of the factors that can identify stocks with long-term growth potential,” says Holmes. “ETFs have a lower fee structure than mutual funds, since they do not have the same 12b-1 distribution fees or transfer agency expenses. This lower fee structure makes them attractive to investors,” continues Holmes.
Streamlining to Navigate Slow Global Trade and Regulatory Cost Challenges
“The company’s revenues have been hit hard for the past four years by the prolonged bear market in emerging markets, gold and natural resources, caused by years of slow global growth and the exceptionally strong dollar. Our lean and reflexive cost structure has been challenged since September 2011, when gold peaked at $1,900 with negative real interest rates and expansive global money supply. In addition, regulatory costs like FATCA are an ongoing concern across all industries, money management in particular. The annual cost of federal regulations across all industries amounts to $1.8 trillion, according to the Competitive Enterprise Institute, which calls these regulations a ‘hidden tax.’ In addition, the average American will spend 10.8 billion hours completing forms this year, up from 7.7 billion hours in 2005, according to the American Action Forum. This kind of indirect taxation impacts trade, money supply and global growth. To weather this persistent storm, we are transforming our operations and product line to be more resilient, competitive and successful,” says Holmes.
“We have been writing about the importance of global purchasing managers’ index (PMI) for several years as a powerful leading indicator for the global economy, as it is strongly correlated to commodity demand and market performance. The global PMI for April was positive, at 50.1; however, it has dropped below its three-month moving average, which reflects the ongoing challenges we are witnessing in the commodities markets. On the other hand, the Chinese PMI has been above 50 for the past two months. China is the largest consumer of many of the word’s resources, so this is a positive sign,” says Holmes.  “We are also pleased to see an upturn in the precious metals market during the past quarter, with the price of gold up 18 percent year to date through May 5,” Holmes continues.

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May 12, 2016

Near-Term Tax Free Fund Completes 21 Consecutive, Positive Years
“Out of 31,306 equity and bond mutual funds, only 39 of them have had positive returns for 21 years in a row, and our Near-Term Tax Free Fund (NEARX) is one of the few. This fund has provided investors and financial advisors with steady performance, through bull and bear markets and rising and falling interest rate environments,” says Holmes. The fund has earned the 4-star Morningstar Overall rating, through March 31, 2016, based on risk-adjusted returns out of 189 Municipal National Short-Term funds.
The company’s Gold and Precious Metals Fund (USERX) has also performed well, earning the 4-star Morningstar Overall rating through March 31, 2016, based on risk-adjusted returns out of 71 funds in the Equity Precious Metals funds category.
Share Repurchase Program, Continued Strong Balance Sheet, and Monthly Dividends
The company continued repurchasing its stock in the third fiscal quarter, with repurchases totaling 19,277 class A shares using cash of $26,000. The company uses an algorithm to purchase shares on down days, following the rules and regulations that restrict the amounts and times when shares can be purchased on any given day, such as at the opening of the day and in the last half-hour of trading. The share repurchase plan was renewed for calendar year 2016 but may be suspended or discontinued at any time.
As of March 31, 2016, the company had net working capital of approximately $16.9 million. Cash and cash equivalents totaled $3.1 million and marketable securities totaled $17.1 million as of the end of the quarter.
In addition, the company has had no long-term debt since 2004 and owns its headquarters building. The company has also continued to pay monthly dividends for more than eight years. A monthly dividend of $0.0025 per share is authorized through September 30, 2016. The record dates are July 11, August 15 and September 12, and the payment dates will be July 25, August 29 and September 26. The continuation of future cash dividends will be reviewed by the board of directors quarterly.
Earnings Webcast Information
The company has scheduled a webcast for 7:30 a.m. Central time on Friday, May 13, 2016, to discuss the company’s key financial results for the quarter. Frank Holmes will be accompanied on the webcast by Susan McGee, president and general counsel, and Lisa Callicotte, chief financial officer. Click here to register for the earnings webcast or visit www.usfunds.com for more information.

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May 12, 2016

Selected financial data (unaudited) (dollars in thousands, except per share data):
	Three months ended
	3/31/2016	3/31/2015
Operating Revenues	$1,330	$1,389
Operating Expenses	1,870	2,560
Operating Loss	(540)	(1,171)
Total Other Income	148	249
Loss Before Income Taxes	(392)	(922)
Tax Expense (Benefit)	(16)	26
Loss from Continuing Operations	(376)	(948)
Loss on Discontinued Operations (net of tax)	-	(46)
Net Loss	$(376)	$(994)
Less: Net Income (Loss) Attributable to Non-Controlling Interest	(26)	13
Net Loss Attributable to U.S. Global Investors	$(350)	$(1,007)
Loss per share (basic and diluted)	$(0.02)	$(0.07)

Avg. common shares outstanding (basic)	15,277,098	15,379,365
Avg. common shares outstanding (diluted)	15,277,098	15,379,365

Avg. assets under management (millions)	$709	$818
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About U.S. Global Investors, Inc.
The story of U.S. Global Investors goes back more than 40 years when it began as an investment club. Today, U.S. Global Investors, Inc. (www.usfunds.com) is a registered investment adviser that focuses on niche markets around the world. Headquartered in San Antonio, Texas, the company provides money management and other services to U.S. Global Investors Funds, the U.S. Global Jets ETF and other international clients.
Forward-Looking Statements and Disclosure
This news release and other statements by U.S. Global Investors may include certain “forward-looking statements” including statements relating to revenues, expenses and expectations regarding market conditions. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “opportunity,” “seeks,” “anticipates” or other comparable words. Such statements involve certain risks and uncertainties and should be read with corporate filings and other important information on the company’s website, www.usfunds.com, or the Securities and Exchange Commission’s website at www.sec.gov.

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May 12, 2016

These filings, such as the company’s annual report and Form 10-Q, should be read in conjunction with the other cautionary statements that are included in this release. Future events could differ materially from those anticipated in such statements and there can be no assurance that such statements will prove accurate and actual results may vary. The company undertakes no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise.

Please consider carefully a fund's investment objectives, risks, charges and expenses. For this and other important information, obtain a fund prospectus by clicking here or by calling 1-800-US-FUNDS (1-800-873-8637). Read it carefully before investing. Foreside Fund Services, LLC, Distributor. U.S. Global Investors, Inc. is the investment adviser.

Total Annualized Returns as of 3/31/2016
	One-Year	Five-Year	Ten-Year	Gross Expense Ratio	Expense Cap
Near-Term Tax Free Fund	1.43%	2.38%	3.08%	1.09%	0.45%
Gold and Precious Metals Fund	24.07%	-16.32%	-3.02%	1.97%	1.90%

Expense ratios as stated in the most recent prospectus. The expense cap is a contractual limit through April 30, 2017, for the Near-Term Tax Free Fund, and a voluntary limit for all other funds, on total fund operating expenses (exclusive of any acquired fund fees and expenses, performance fees, extraordinary expenses, taxes, brokerage commissions and interest). U.S. Global Investors, Inc. (the “Adviser”) can modify or terminate the voluntary limits at any time, which may lower a fund’s yield or return. Performance data quoted above is historical. Past performance is no guarantee of future results. Results reflect the reinvestment of dividends and other earnings. For a portion of periods, the fund had expense limitations, without which returns would have been lower. Current performance may be higher or lower than the performance data quoted. The principal value and investment return of an investment will fluctuate so that your shares, when redeemed, may be worth more or less than their original cost. Performance does not include the effect of any direct fees described in the fund’s prospectus (e.g., short-term trading fees of 0.05%) which, if applicable, would lower your total returns. Performance quoted for periods of one year or less is cumulative and not annualized. Obtain performance data current to the most recent month-end at www.usfunds.com or 1-800-US-FUNDS.

Morningstar ratings for the Near-Term Tax Free Fund, based on risk-adjusted returns, in the Municipal National Short-term fund category, through 3/31/2016: four stars in the three-year period out of 189 funds, four stars in the five-year period out of 172 funds, and four stars in the 10-year period out of 116 funds. Morningstar ratings for the Gold and Precious Metals Fund, based on risk-adjusted returns, in the Equity Precious Metals fund category, through 3/31/2016: four stars in the three-year period out of 71 funds, four stars in the five-year period out of 70 funds, and four stars in the 10-year period out of 50 funds. The Morningstar Rating for a fund is derived from a weighted-average of the performance figures associated with its three-, five- and ten-year Morningstar Rating metrics. Past performance does not guarantee future results. For each fund with at least a three-year history, Morningstar calculates a Morningstar Rating based on a Morningstar Risk-Adjusted Return measure that accounts for variation in a fund’s monthly performance (including the effects of sales charges, loads, and redemption fees), placing more emphasis on downward variations and rewarding consistent performance. The top 10% of funds in each category receive 5 stars, the next 22.5% receive 4 stars, the next 35% receive 3 stars, the next 22.5% receive 2 stars and the bottom 10% receive 1 star. (Each share class is counted as a fraction of one fund within this scale and rated separately, which may cause slight variations in the distribution percentages.)

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May 12, 2016

Bond funds are subject to interest-rate risk; their value declines as interest rates rise. Though the Near-Term Tax Free Fund seeks minimal fluctuations in share price, it is subject to the risk that the credit quality of a portfolio holding could decline, as well as risk related to changes in the economic conditions of a state, region or issuer. These risks could cause the fund’s share price to decline. Tax-exempt income is federal income tax free. A portion of this income may be subject to state and local taxes and at times the alternative minimum tax. The Near-Term Tax Free Fund may invest up to 20% of its assets in securities that pay taxable interest. Income or fund distributions attributable to capital gains are usually subject to both state and federal income taxes.
Gold, precious metals, and precious minerals funds may be susceptible to adverse economic, political or regulatory developments due to concentrating in a single theme. The prices of gold, precious metals, and precious minerals are subject to substantial price fluctuations over short periods of time and may be affected by unpredicted international monetary and political policies. We suggest investing no more than 5% to 10% of your portfolio in these sectors.
The Purchasing Manager’s Index is an indicator of the economic health of the manufacturing sector. The PMI index is based on five major indicators: new orders, inventory levels, production, supplier deliveries and the employment environment.